UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2011
APACHE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.
On July 21, 2011, the Board of Directors (the “Board”) of Apache Corporation (the “Company”) established a new Stock Plan Committee to replace the Stock Option Plan Committee, which was a subcommittee of the Company’s Management Development and Compensation (“MD&C”) committee. The Board appointed Frederick M. Bohen as Chair and A.D. Frazier and Charles J. Pittman as members of the Stock Plan Committee.
To reflect the replacement of the Stock Option Plan Committee by the Stock Plan Committee, the Board approved an amendment and restatement of the Company’s bylaws (as amended and restated, the “Amended Bylaws”) revising Article V, Sections 13 and 17 to replace all references to the Stock Option Plan Committee with the Stock Plan Committee and to provide that the membership, authority, and responsibilities of the Stock Plan Committee are set forth in its charter. The board also approved a Stock Plan Committee charter and amendments to the existing MD&C Committee charter and the Company’s Governance Principles.
The above summary of the revisions to the Company’s bylaws is qualified in its entirety by reference to the Amended Bylaws, copy of which is attached to this report as Exhibit 3.1. A copy of the Company’s Stock Plan Committee charter, the revised MD&C Committee charter, and the revised Governance Principles are available on the Company’s website at www.apachecorp.com.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1	Bylaws of Apache Corporation (as Amended July 21, 2011).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Date: July 27, 2011	/s/ Thomas P. Chambers
Thomas P. Chambers
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Bylaws of Apache Corporation (as Amended July 21, 2011).